Exhibit 99.1
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White
President and CEO
Phone: 908/206-3700

BOARD AUTHORIZES TRANSTECHNOLOGY TO SEEK RECAPITALIZATION
Union, New Jersey – December 23, 2005 — TransTechnology Corporation (OTC:TTLG) today reported that its board of directors had determined that the most efficient and effective means of maximizing the company’s value for its shareholders over both the short and long term is to recapitalize its balance sheet. The company’s board of directors has authorized the company to actively pursue this course of action.
The company previously reported that its board has been working for some time in examining the merits of courses of action that would either strengthen its balance sheet through various recapitalization methods, or in the alternative, that would seek to provide a liquidity event to its current shareholders. Following an extensive review process conducted with the aid of its financial advisors, the board reached the conclusion that the company’s shareholders would be best served by a recapitalization.
Michael J. Berthelot, Chairman of the Board of Directors, said, “Our review process was extensive, and considered a wide range of alternatives. Our entire board was intimately involved in the study and decision. Our advisors spent a substantial amount of time and effort in considering each aspect of the various alternatives. Among the factors considered by the board is that our business has very high operating margins and cash flow, has won a number of new contracts over the past several months, and the improvements in our operations generated as a result of our internal review conducted over the past two years have continued to bear fruit. The board concluded that a properly-structured recapitalization on favorable terms could immediately improve our balance sheet and free cash flow. Based upon our analysis and that of our advisors, we believe that, if consummated, such a recapitalization should be accretive to earnings per share. Further, we believe that our competitive position as perceived by our customers, employees and suppliers would be enhanced and that a more formal trading venue for our shares should improve their liquidity and attractiveness to investors. As we move forward in the recapitalization process, we will provide updates as appropriate.”
TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $62.9 million in the fiscal year ended March 31, 2005.
700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation — December 23, 2005 Board Authorizes TransTechnology to Seek Recapitalization	Page 2 of 2

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, the company’s inability to consummate a recapitalization transaction or transactions; the company’s unwillingness to consummate such transaction or transactions on proposed terms or on terms that the company deems to be commercially reasonable; additional equity financing may result in dilution to the company’s existing stockholders; the company could be forced to reduce or delay capital expenditures and acquisitions or sell assets or downsize or restructure its operations if it fails to obtain sufficient additional capital or refinance; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; interest rate trends; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and the Form 10-Q for the second quarter ended September 25, 2005.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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